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                                              EXHIBIT 23.3



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, the prospectus thereto, and the prospectus supplement dated June 23, 1999, of our reports dated February 26, 1999 included in Weeks Corporation's and Weeks Realty LP's Annual Reports on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                            Arthur Andersen LLP


Atlanta, Georgia
June 28, 1999